Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Intellicheck Mobilisa, Inc.	The Investor Relations Group
Kenna Pope, 360-344-3233, ext. 119	James Carbonara, 212-825-3210
kenna.pope@icmobil.com
Media Relations:
Laura Colontrelle, 212-825-3210

INTELLICHECK MOBILISA ANNOUNCES FOURTH QUARTER FINANCIAL RESULTS

- Conference Call Scheduled for Today at 1:00 p.m. ET -

Port Townsend, WA – March 26, 2009: Intellicheck Mobilisa (NYSE Amex: IDN) announced today its financial results for the fourth quarter and year ending December 31, 2008.

For the year ended December 31, 2008, Company revenues increased approximately 183% to $9,954,686 from $3,511,908 reported in the prior year. Revenues from the Company's historical business increased 12% to $3,950,627 and Mobilisa contributed $6,004,059.  It also stated that it completed its annual impairment testing of goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards (SFAS) 142 "Goodwill and Other Intangible Assets."  As a result of a decrease in the market price of the Company's common stock, reflecting the overall market conditions of recent months, the Company recorded a non-cash impairment adjustment to goodwill of approximately $32.2 million as of December 31, 2008.

The Company had positive cash flow from operating activities for the year of over $800,000.  After the goodwill impairment charge, the net loss for the year was $33,061,704, or $(1.47) per share in 2008.  Basic and diluted weighted average shares outstanding used in computing the per share amount was 22,453,635for the year ended December 31, 2008.  The Company’s backlog, which consists of non-cancelable sales orders of products not yet shipped or services to be performed, was $10.0 million compared to $1.9 million in the prior year period.

Revenues for the fourth quarter were $2,552,560 compared to $1,230,375 reported for the same period in 2007.  Revenues from the Company's historical business decreased 44% to $710,783 and Mobilisa contributed $1,841,777. The Company had positive cash flow from operating activities of approximately $130,000 in the fourth quarter.  After the goodwill impairment charge, the net loss was $32,549,951, or $(1.29) per share.  Basic and diluted weighted average shares outstanding used in computing the per share amount was 25,196,685 in the quarter ended December 31, 2008.

“Our Company is growing, and generated positive cash flows three quarters in a row. We did record a ‘write down’ adjustment in Q4 of goodwill due to recent stock market conditions, as many other companies, such as Google and L1 did,” said Dr Nelson Ludlow, CEO.  “I am even more optimistic with our new products, added sales staff, and new patents awarded and pending.  We are much healthier and stronger company than we were just one year ago at the time of the merger.”

IDN will host a conference call for members of the investment community today at 1:00 p.m. Eastern / 10am Pacific Time.  Interested parties dial (877) 407-8037 approximately 10 minutes before the scheduled beginning.  For callers outside the U.S., please dial (201) 689-8037.  For those unable to participate in the live conference, a recording will be available for 48 hours after the call.  The rebroadcast can be accessed by dialing 877-660-6853 and 201-612-7415 for international callers.  The account access code is 327 and replay ID is 312805. After the 48 hour window, please visit our website for the rebroadcast at http://www.icmobil.com/About/presentations.aspx.

INTELLICHECK MOBILISA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS*

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	Unaudited

REVENUES	$2,552,560	$1,230,375	$9,954,686	$3,511,908
COST OF REVENUES	(708,695)	(514,894)	(2,687,752)	(1,390,941)
Gross profit	1,843,865	715,481	7,266,934	2,120,967

OPERATING EXPENSES
Selling	402,443	373,957	1,574,355	1,534,660
General and administrative	1,188,102	495,340	4,300,953	2,333,154
Research and development	638,743	256,946	2,330,130	1,088,004
Goodwill impairment charge	32,171,659	-	32,171,659	-
Total operating expenses	34,400,947	1,126,243	40,377,097	4,955,818

Loss from operations	(32,557,082)	(410,762)	(33,110,163)	(2,834,851)

OTHER INCOME (EXPENSE)
Interest income	9,062	25,987	60,589	161,633
Other expense	(1,931)	-	(12,130)	-
	7,131	25,987	48,459	161,633

Net loss	$(32,549,951)	$(384,775)	$(33,061,704)	$(2,673,218)

PER SHARE INFORMATION:
Net loss per common share -
Basic and diluted	$(1.29)	$(0.03)	$(1.47)	$(0.22)

Weighted average common shares used
in computing per share amounts -
Basic and diluted	25,196,685	12,281,728	22,453,635	12,262,958

* Due to the weighted average common share computations, quarterly net loss per share may not add up to the total loss per share for the year.

CONDENSED CONSOLIDATED BALANCE SHEETS*

ASSETS

	December 31,	December 31,
	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$3,400,948	$392,983
Marketable securities and short-term investments	-	1,650,000
Accounts receivable, net of allowance of $22,038 and $10,000
as of December 31, 2008 and December 31, 2007	1,392,285	1,076,732
Inventory	39,350	62,784
Other current assets	230,901	543,571
Total current assets	5,063,484	3,726,070
PROPERTY AND EQUIPMENT, net	464,790	81,464
GOODWILL	11,736,660	-
INTANGIBLE ASSETS	6,877,752	23,961
DEFERRED ACQUISITION COSTS	-	208,000
OTHER ASSETS	51,395	34,916
Total assets	$24,194,081	$4,074,411

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$144,062	$150,099
Accrued expenses	616,999	533,609
Deferred revenue	1,900,528	1,278,869
Income taxes payable	168,732	-
Total current liabilities	2,830,321	1,962,577
OTHER LIABILITIES	724,234	91,681
Total liabilities	3,554,555	2,054,258
STOCKHOLDERS’ EQUITY:	20,639,526	2,020,153
Total liabilities and stockholders’ equity	$24,194,081	$4,074,411

*The acquisition of Mobilisa was completed on March 14, 2008, and therefore the results of operations are included in the financial statements for the period March 15, 2008 through December 31, 2008.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCE, January 1, 2008	12,281,728	$12,282	$46,668,941	$(44,661,070)	$2,020,153
Stock-based compensation expense	-	-	322,272	-	322,272
Issuance of common stock for the acquisition of Mobilisa, Inc.	12,281,650	12,282	50,951,604	-	50,963,886
Issuance of common stock as directors compensation	97,971	98	73,906	-	74,004
Exercise of stock options	673,826	622	287,087	-	287,709
Net loss	-	-	-	(33,061,704)	(33,061,704)
BALANCE, December 31, 2008	25,335,175	$25,335	$98,336,965	$(77,722,774)	$20,639,526

###

Intellicheck Mobilisa is a leading technology company, developing and marketing wireless technology and identity systems for various applications including: mobile and handheld wireless devices for the government, military and commercial markets.  Products include the Defense ID system, an advanced ID card access control product currently protecting over 50 military and federal locations. ID-Check is a technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issue IDs from approximately 60 U.S. and Canadian jurisdictions to determine if the content and format are valid.

Safe Harbor Statement
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press  release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Actual results may differ materially from the information presented here. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the SEC. We do not assume any obligation to update the forward-looking information.

Contact:
Intellicheck Mobilisa, Inc.
Kenna Pope, 360-344-3233 ext. 119
kenna.pope@icmobil.com
or
The Investor Relations Group
James Carbonara, 212-825-3210
or
Media Relations:
Laura Colontrelle, 212-825-3210